                                                               EXHIBIT (a)(1)(P)


                    SHELL DISAPPOINTED WITH BARRETT DECISION


         HOUSTON (MARCH 22, 2001) -- Shell Oil Company (Shell) announced today that it is disappointed with the Barrett Resources Board of Directors' recommendation to its shareholders to reject Shell's all-cash $55 per share tender offer as outlined in Barrett's March 22 press release. In its press release Barrett offered essentially no new factual information about its business that had not already been fully factored into Barrett's share price prior to Shell's 24 percent premium proposal. Shell will review its future options in light of Barrett's decision and anticipated filing with the Securities and Exchange Commission. Shell continues to believe that its $55 per share offer represents full and fair value for the company.

         Shell Oil Company is a wholly-owned member of the Royal Dutch/Shell Group.

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SHELL OIL COMPANY HAS FILED A PRELIMINARY CONSENT STATEMENT AND OTHER SOLICITATION MATERIALS WITH THE SEC RELATING TO SHELL OIL COMPANY'S SOLICITATION OF WRITTEN CONSENTS FROM THE SHAREHOLDERS OF BARRETT RESOURCES CORPORATION. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT, WHEN AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE CONSENT STATEMENT WILL BE FILED BY SHELL OIL COMPANY WITH THE SEC. INVESTORS AND SECURITY HOLDERS CAN OBTAIN A FREE COPY OF THE CONSENT STATEMENT (WHEN AVAILABLE) AND OTHER RELEVANT DOCUMENTS ON THE SEC'S WEB SITE.

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IN ADDITION, THE IDENTITY OF PEOPLE WHO, UNDER SEC RULES, MAY BE CONSIDERED "PARTICIPANTS IN THE SOLICITATION" OF BARRETT SHAREHOLDERS AND THEIR HOLDINGS OF BARRETT COMMON STOCK ARE CONTAINED IN SHELL OIL COMPANY'S PRELIMINARY CONSENT STATEMENT FILED WITH THE SEC UNDER REGULATION 14A.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE BASED ON SHELL OIL COMPANY'S CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "FORECASTS," "INTENDS," "PLANS," "BELIEVES," "PROJECTS," AND "ESTIMATES," AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS.

THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED ON A NUMBER OF ASSUMPTIONS THAT COULD ULTIMATELY PROVE INACCURATE AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THEY WILL PROVE TO BE ACCURATE.

ACTUAL RESULTS AND OUTCOMES MAY VARY MATERIALLY FROM WHAT IS EXPRESSED OR FORECAST IN SUCH STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE CHANGES IN NATURAL GAS PRICES, CHANGES IN COMPETITIVE OR ECONOMIC CONDITIONS AFFECTING SUPPLY AND DEMAND FOR GAS, PENDING OR FUTURE LITIGATION, CHANGES IN CURRENT LAWS AND REGULATIONS, AND GENERAL DOMESTIC AND INTERNATIONAL ECONOMIC AND POLITICAL CONDITIONS. SHELL OIL COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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MEDIA CONTACTS:
Kitty Borah/Stacy Hutchinson     Shell Oil Media Relations        (713) 241-4544

David Sexton                     Shell Oil Investor Relations     (212) 218-3112